Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                         VAN KAMPEN CAPITAL GROWTH FUND

A Special Meeting ("Meeting") of Shareholders of Van Kampen Capital Growth Fund was held on Tuesday, May 11, 2010. The Meeting was held for the following purpose:

(1)     Approve an Agreement and Plan of Reorganization.

The results of the voting on the above matter were as follows:


                                                                                                          Votes           Broker
Matter                                                                Votes For       Votes Against      Abstain         Non-Votes
------                                                                ---------       -------------      -------         ---------
                                                                                                                          <C.
(1)     Approve an Agreement and Plan of Reorganization..............178,446,652        7,316,305       10,460,628           0